UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2011

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 12, 2011, Enbridge Energy Partners, L.P (the “Partnership”) announced additional capital investments to replace portions of its Line 6B pipeline system that spans from Griffith, Indiana through Michigan to the international border at the St. Clair River. This program will include replacement of approximately 75 miles of the pipeline in various locations in Indiana and Michigan at an estimated cost of $286 million. Subject to regulatory approvals, the new segments of pipeline will be installed in 2012 and will be staged to be placed in-service in consultation with, and to minimize impact to, refiners and shippers served by Line 6B crude oil deliveries.

The press release issued on May 12, 2011 announcing plans for a $286 million 75-mile line replacement program on the Lakehead system is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

By: Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its General Partner

Date: May 13, 2011	By:	/s/ William M. Ramos
William M. Ramos
Controller
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description

99.1	Press release of Enbridge Energy Partners, L.P., dated May 12, 2011 announcing plans for a $286 million 75-mile line replacement program on the Lakehead system.

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